Exhibit 10.12

December 31, 2002

Glenn Crawford promises to pay to $702,568 Dollars In lawful money of the United States for value received with interest from Emergystat inc. at the Prime Rate per Wall Street Journal until paid, negotiable and payable over the next 10 years. This agreement includes any future funds borrowed by Glenn Crawford. The new debt will be added to the then existing balance. The aforementioned balance can and will be credited against the note due and monthly lease payment due Mr. Crawford.

All parties to this note, whether maker, endorser, surety, or guarantor, each for himself, hereby severally waives as to this debt, and any renewal or extension thereof, all rights of exemption under the Constitution and Laws of Alabama, or of any other state, as to personal property and they each severally agree to pay all costs of collecting or securing or attempting to collect or secure this note, including a reasonable attorney’s fees, whether the same be collected or secured by suit or otherwise. All parties on this note, whether make, endorser, surety, or guarantor, each severally waives demand, presentment, protest, notice of protest, suit and all other requirements necessary to hold them, or either of them, and they severally agree that time of payment may be extended without notice to them or either of them of such extension. In the event of the death of, or in the event of bankruptcy proceedings by or against, or garnishment or attachment proceedings against the property or funds of, any party to this note, whether maker, endorser, surety, or guarantor, Emergystat is hereby authorized solely at its option, to withhold any fund, belonging to the maker, endorser, surety, surety, guarantor, or either or any of them, for application towards the payment of this note, at maturity; but the failure or omission to so withhold such funds shall not have the effect of releasing, or in any way repairing, the obligation of any party to this instrument, whether maker, endorser, surety, guarantor.

Emergystat hereby authorized to apply, on or after maturity, to the payment of this debt, any funds belonging to the maker, endorser, surety, guarantor, or either or any of them; but the failure or omission to make such application shall not have the effect of releasing, or in any way impairing the obligation of any party to this instrument, whether maker, endorser, surety, or guarantor.

/s/ Joseph Donovan	12/31/02
Signature	Date

/s/ Glenn Crawford	12/31/02
Signature	Date
For Emergystat